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                                   EXHIBIT 5.1

                       Opinion of Shefsky & Froelich Ltd.

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                                                                      9188-10027

                                February 5, 2004

Universal Automotive Industries, Inc.
11859 S. Central Avenue
Alsip, Illinois 60803

               RE:  UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Universal Automotive Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to the public offering of up to 6,944,380 shares of the Company's common stock, par value $0.01 (the "Shares"), which are being offered by the Company in connection with the exercise of warrants (the "Warrants") to purchase up to 530,000 Shares, up to 4,000,000 Shares in connection with the conversion of a convertible promissory note (the "Note"), and up to 2,414,380 Shares in connection with the conversion of Class A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The Company issued some of the Warrants to an entity as partial compensation for its services and other Warrants to an investor in connection with its purchase of the Note. The Company issued the Note to an investor in connection with an offering that included the Note and some of the Warrants. All of the Shares will be offered and sold on behalf of the selling shareholders identified in the Registration Statement. In connection with the registration of the Shares, you have requested our opinion with respect to the matters set forth below.

         For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as

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to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued in accordance with the terms of the Warrants, the Note and the Series A Preferred Stock and for the consideration set forth therein, will be validly issued, fully-paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

                                                     Respectfully submitted,

                                                     /s/ Shefsky & Froelich Ltd.

                                                     SHEFSKY & FROELICH LTD.

DBO/PTJ/JRA/tlh